UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2017

ECOLAB INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9328	41-0231510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Ecolab Place, Saint Paul, Minnesota	55102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 1-800-232-6522

(Not applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)          On May 4, 2017, the board of directors of Ecolab Inc., a Delaware corporation (“Ecolab”), elected Bruno Lavandier to the position of Senior Vice President and Corporate Controller, and Mr. Lavandier will serve as Ecolab’s principal accounting officer.  Prior to his election, Mr. Lavandier, age 50, was the Senior Vice President of Ecolab’s Catalyst process improvement and IT infrastructure program.  Previously, he served as Senior Vice President, Finance, Global Supply Chain from January 2015 to February 2017 and Vice President, Finance, Global Supply Chain from August 2014 to December 2014.  At the time of the completion of Ecolab’s merger with Nalco Holding Company in December 2011, Mr. Lavandier was serving as Nalco’s Vice President, EOR (Enhanced Oil Recovery) Solutions, a position he held from September 2008 through July 2014.  Prior thereto, he served in a number of other positions with Nalco, including Vice President of Finance for Energy Services, Corporate Controller and Global Supply Chain Finance Lead.  Mr. Lavandier joined Nalco from Suez in 2001, where he had served in a number of financial planning and analysis, chief financial officer and corporate controller roles in the turn-key engineering industry.  Mr. Lavandier holds an MSc in management from HEC Paris and CEMS Master awarded by the Community of European Management Schools.

There is no transaction between Mr. Lavandier (and his immediate family) and Ecolab that requires disclosure in accordance with Item 404(a) of Regulation S-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Ecolab’s Annual Meeting of Stockholders (the “Annual Meeting”) was held on May 4, 2017.  A copy of the News Release issued by Ecolab in connection with this report under Item 5.07 is attached as Exhibit (99.1).

At the close of business on March 7, 2017, the record date of the Annual Meeting, Ecolab had 290,057,333 shares of common stock issued and outstanding.  At the Annual Meeting, 89.77% of the issued and outstanding shares of Ecolab’s common stock were represented in person or by proxy which constituted a majority of the issued and outstanding shares on the record date for the Annual Meeting.

The first proposal voted upon was the election of 13 Directors for a one-year term ending at the annual meeting in 2018. The 13 persons nominated by Ecolab’s board of directors received the following votes and were elected:

	For	Against	Abstain	Broker Non-Votes
Douglas M. Baker, Jr.	222,079,010	15,238,480	1,574,082	21,500,549
Barbara J. Beck	234,891,785	2,974,282	1,025,505	21,500,549
Leslie S. Biller	233,807,099	4,062,738	1,021,735	21,500,549
Carl M. Casale	235,050,065	2,841,479	1,000,028	21,500,549
Stephen I. Chazen	235,876,930	2,007,748	1,006,894	21,500,549
Jeffrey M. Ettinger	236,914,269	896,940	1,080,363	21,500,549
Arthur J. Higgins	233,900,395	3,971,967	1,019,210	21,500,549
Michael Larson	229,969,344	7,886,190	1,036,038	21,500,549
David W. MacLennan	234,885,996	2,986,691	1,018,885	21,500,549
Tracy B. McKibben	236,905,932	960,811	1,024,829	21,500,549
Victoria J. Reich	236,178,192	1,688,077	1,025,303	21,500,549
Suzanne M. Vautrinot	237,082,544	786,101	1,022,927	21,500,549
John J. Zillmer	227,319,527	10,524,188	1,047,857	21,500,549

The second proposal voted upon was the ratification of the appointment of PricewaterhouseCoopers LLP as Ecolab’s independent registered public accounting firm for the year ending December 31, 2017.  The proposal received the following votes and was approved:

For	Against	Abstain	Broker Non-Votes
254,073,276	5,914,491	404,354	0

The third proposal was vote to approve, on an advisory basis, the compensation of the executives disclosed in the Proxy Statement. The proposal received the following votes and was approved:

For	Against	Abstain	Broker Non-Votes
225,552,469	10,297,895	3,041,208	21,500,549

The fourth proposal was a vote, on an advisory basis, on the frequency of future stockholder advisory votes on executive compensation. The proposal received the following votes:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
220,022,767	464,126	18,024,865	379,814	21,500,549

Item 8.01 Other Events.

As set forth in the news release attached to this report as Exhibit (99.1), on May 4, 2017 the independent directors appointed Jeffrey M. Ettinger as independent Lead Director of the board of directors.  Mr. Ettinger replaces Jerry W. Levin, who retired from the board of directors in connection with the Annual Meeting after more than 24 years of service.  The roles and responsibilities of the independent Lead Director are set forth in Ecolab’s Corporate Governance Principles, available on the corporate governance page of Ecolab’s website at http://investor.ecolab.com/corporate-governance.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	(99.1)	Ecolab Inc. News Release dated May 4, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAB INC.

Date: May 5, 2017	By:	/s/ David F. Duvick
David F. Duvick
Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description	Method Of Filing

(99.1)	Ecolab Inc. News Release dated May 4, 2017.	Filed herewith electronically.